Calculation of Filing Fee Tables
S-8
Marathon Bancorp, Inc. /MD/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	342,532	$ 14.29	$ 4,894,782.28	0.0001381	$ 675.97
Total Offering Amounts:						$ 4,894,782.28		$ 675.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 675.97
Offering Note
[1]	(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Marathon Bancorp, Inc. 2026 Equity Incentive Plan (the "Equity Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Marathon Bancorp, Inc. (the "Company") pursuant to 17 C.F.R. Section 230.416(a), this represents (a) 237,077 shares of common stock of the Company issuable pursuant to the Equity Plan, plus (b) up to 105,455 shares of common stock underlying outstanding awards under the Marathon Bancorp, Inc. 2022 Equity Incentive Plan that could become issuable under the Equity Plan if they expire, are terminated, are canceled or are forfeited for any reason after May 28, 2026. The proposed maximum offering price per share of $14.29 is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act") and is based upon the average of the high and low prices per share of the Company's common stock as reported on the Nasdaq Capital Market on June 5, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources